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                                                              EXHIBIT 10(d)(i)

                    UST CORP. EMPLOYEE STOCK OWNERSHIP PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 1989)


                                SECOND AMENDMENT


         WHEREAS, the UST Corp. Employee Stock Ownership Plan (the "Plan") was amended and restated effective January 1, 1989; and


         WHEREAS, Section 13.1 gives UST Corp. the authorization to amend the Plan; and


         WHEREAS, UST Corp. desires to amend the Plan to comply with the Unemployment Compensation Amendments of 1992 and other subsequent legislation;


         NOW, THEREFORE, UST Corp. hereby amends the Plan in the following respects:

         1. Section 1.4, "Alternate Payee," is hereby amended, effective January 1, 1993, by adding the following sentence:

                "For purposes of Section 6.15, the term "Alternate Payee" excludes a child or other dependent of the Participant."

         2. Section 1.12, "Compensation", is hereby amended by deleting the third paragraph thereof in its entirety and inserting in its place the following:

                "In no event shall a Participant's Compensation taken into account under the Plan for any Plan Year commencing on or after January 1, 1989 exceed $200,000 ($150,000 for Plan Years beginning on or after January 1, 1994), or such other amount as the Secretary of the Treasury may determine for such Plan Year in accordance with Section 401(a)(17) of the Code. Any change in the dollar amounts set forth above as adjusted by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code shall apply only to Compensation taken into account for Plan Years beginning with the Plan Year in which such increase is effective.

                In determining the Compensation of a Participant for purposes of this dollar limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term 'family' shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of such year."

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         3.     A new Section, Section 6.15, is added effective January 1,
                1993:

                "6.15   DIRECT ROLLOVER DISTRIBUTIONS

                (a) Notwithstanding any provision of the Plan to the contrary, if any distribution to a Participant, surviving Spouse or Alternate Payee (i) is made on or after January 1, 1993, (ii) totals $200 or more, and
                        (iii) constitutes an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code), the individual may elect on a form provided by the Committee to have all or part of such eligible rollover distribution paid in a direct rollover to an "eligible retirement plan" (as defined in paragraph
                        (b) below) selected by the individual.

                (b)     The term "eligible retirement plan" means:

                     (i)   an individual retirement account described in
                           Section 408(a) of the Code;

                    (ii) an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code;

                   (iii) with respect to Participants and Alternate Payees, a qualified defined contribution plan and exempt trust described in Sections 401(a) and 501(a) of the Code respectively, the terms of which permit the acceptance of rollover contributions; or

                    (iv) with respect to Participants and Alternate Payees, an annuity plan described in Section 403(a) of the Code.

If an election is made to have only a part of an eligible rollover distribution paid in a direct rollover, the amount of the direct rollover must total $500 or more.

Direct rollovers shall be accomplished in accordance with procedures established by the Committee, including, in the case of distributions not subject to the consent requirements of Section 411(a)(11) of the Code, procedures for affirmatively waiving the minimum notice period described in Income Tax Regulation 1.402(c)-2T.

The procedures established by the Committee shall be made in accordance with the rules set forth in Income Tax Regulation 1.401(a)(31)-1T."

         4.     Section 13.1, "Amendment," is hereby amended by deleting that
                Section in its entirety and inserting in its place the following:

                "The Sponsoring Employer may, by written resolution of its Board, amend this instrument, from time to time, by an instrument in writing duly executed by the

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                Sponsoring Employer and delivered to the Trustee, provided that no amendment which affects the Trustee shall be effective without the Trustee's consent."

        5. Section 13.3, "Termination," is hereby amended by deleting the first sentence of the first paragraph thereof and inserting in its place the following:

"Sponsoring Employer may terminate the Plan established hereunder at its option at any time by written resolution of its Board."


                IN WITNESS THEREOF, UST Corp. has caused this amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto this 20th day of December, 1994.


                                        UST Corp.



                                        By:/s/ Neal F. Finnegan
                                           --------------------





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